Exhibit 23.1
Consent of Independent Auditor

Consent of Independent Accounting Firm

Universal Tracking Solutions, Inc.

Gilbert, AZ

We hereby consent to the incorporation by reference in this Form SB-2/A of our report dated October 23, 2006, relating to the audited financial statements of Universal Tracking Solutions, Inc., for the period ended September 30, 2006.

/s/Robert L. White & Associates, Inc.
___________________________
Robert L. White & ASsociates, Inc.
March 2, 2007